EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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FOR:       MAF Bancorp, Inc.                          EFC Bancorp, Inc.
           55th Street & Holmes Avenue                1695 Larkin Avenue
           Clarendon Hills, IL 60514                  Elgin, IL 60123

CONTACTS:  Allen H. Koranda,                          Leo M. Flanagan, Jr.
             Chairman and CEO                           Chairman of the Board
           (630) 887-5800                             (847) 742-6100

           Jerry A. Weberling, EVP and                Barrett J. O'Connor
             Chief Financial Officer                    Chief Executive Officer
           (630) 887-5999                             (847) 741-3900


                 MAF BANCORP, INC. TO ACQUIRE EFC BANCORP, INC.

Clarendon Hills, Illinois, June 30, 2005 - MAF Bancorp, Inc. (NASDAQ: MAFB) and EFC Bancorp, Inc. (AMEX: EFC) jointly announced today that MAF has agreed to acquire EFC in a cash and stock transaction valued at approximately $177.5 million, including stock options. EFC is the parent company of EFS Bank which is based in Elgin, IL and has seven offices in Kane County and one each in McHenry and Cook Counties. EFC had total assets of $1.0 billion at March 31, 2005.

"We are excited about this opportunity to significantly expand our presence in Chicago's fast-growing northwest suburban markets with the addition of more than $600 million of deposits," commented Allen Koranda, Chairman of the Board and Chief Executive Officer of MAF. "With some of the best growth prospects in the Chicago region, Kane County is projected to have a population increase of more than 17% over the next five years. EFC has prime branch locations in Elgin and surrounding communities. It has also acquired several attractive sites for future branch expansion in nearby communities. This transaction should position us well to take advantage of growth in these markets."

"The EFC management team has built a quality company with a community banking philosophy that matches our own," Koranda added. "We look forward to providing EFC's retail and business customers with an expanded offering of products and continuing the quality service they receive from EFC employees." Koranda stated that the acquisition is expected to move MAF to #7 in deposit market share in the Chicago MSA and from #15 to #3 in Kane County, adding "this expansion will be an excellent complement to our 73-branch Chicago and Milwaukee franchise."

"We are excited to join forces with MAF," commented Leo Flanagan, Jr., Chairman of the Board of EFC. "They have built an excellent community banking franchise and share our philosophy of personalized customer service for both retail and business customers. Our directors, management and employees have successfully built a quality organization over a number of years. We are confident that combining EFC with MAF's strong financial and operating resources will yield positive results for our customers and the communities we serve." Mr. Flanagan is expected to join the board of MAF following the acquisition.

Under terms of the agreement, shareholders of EFC will be entitled to elect to receive either .8082 shares of MAF stock for each share of EFC stock they hold, or cash in the amount of $34.69, without interest, for each such share, or a combination thereof, subject to the election and allocation procedures detailed in the merger agreement. Approximately 60% of the total consideration will be paid in MAF stock and approximately 40% will be paid in cash. Based on this structure and the current outstanding shares of EFC, the aggregate merger consideration will include approximately $70 million in cash and approximately
2.3 million shares of MAF stock (excluding stock options). MAF currently expects to fund the cash portion of the merger consideration through a trust preferred securities issuance.

The transaction is subject to customary closing conditions, regulatory approvals and the approval of EFC's stockholders. The transaction will be taxable to the stockholders of EFC only to the extent of any cash received. The companies currently expect the transaction to close in January 2006. In connection with the merger, EFC's bank subsidiary, EFS Bank, will be merged with Mid America Bank, a wholly-owned subsidiary of MAF Bancorp.

MAF anticipates significant cost savings following the integration of the two companies' respective organizations although it does not expect the transaction to materially impact 2006 earnings per share results. The data processing systems conversion is currently planned for February 2006.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank headquartered in Clarendon Hills, Illinois. At March 31, 2005, the Company had assets of $9.7 billion, deposits of $6.0 billion and stockholders' equity of $953 million. Mid America Bank currently operates a network of 73 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in the Milwaukee area operate under the name "St. Francis Bank, a division of Mid America Bank." MAF's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

EFC is a state-chartered thrift holding company with assets of $1.0 billion, deposits of $690 million, and stockholders' equity of $86 million at March 31, 2005. EFC's stock trades on the American Stock Exchange under the symbol EFC.

                           Forward-Looking Information
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Statements contained in this news release that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. MAF and EFC intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of MAF or EFC, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. MAF's and EFC's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. Neither MAF nor EFC undertakes any obligation to update these forward-looking statements in the future.

Factors which could have a material adverse effect on operations and could affect management's outlook or future prospects of MAF and its subsidiaries include, but are not limited to, unanticipated difficulties or delays in obtaining requisite stockholder or regulatory approval for the transaction, difficulties or delays in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, changes in purchase accounting adjustments and/or amortization periods, unanticipated changes in interest rates or further flattening of the yield curve, deteriorating economic conditions which could result in increased delinquencies in MAF's or EFC's loan portfolio, higher than expected overhead, infrastructure and compliance costs needed to support growth in the Company's operations, legislative or regulatory developments, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of MAF's or EFC's loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in MAF's and EFC's market areas, unanticipated slowdowns in real estate lot sales or problems in closing pending real estate contracts, delays in real estate development projects, the possible short-term dilutive effect of other potential acquisitions, if any, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

   NOTE: The following notice is included to meet certain legal requirements.
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MAF will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the Securities and Exchange Commission. EFC BANCORP SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT MAF AND EFC, AND THE PROPOSED TRANSACTION. When available, copies of this proxy statement/prospectus will be mailed to EFC shareholders, and it and other documents filed by MAF or EFC with the SEC may be obtained free of charge at the SEC's web site at http://www.sec.gov, or by directing a request to MAF at 55th Street & Holmes Avenue, Clarendon Hills, IL 60514 or EFC at 1695 Larkin Avenue, Elgin, IL 60123.

EFC and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their stockholders in favor of the proposed merger. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of EFC's stockholders in connection with the proposed merger is set forth in EFC's proxy statement filed with the SEC on March 17, 2005 relating to its annual meeting of stockholders held on April 19, 2005. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.